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                                                                   EXHIBIT a(13)

                                ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

    The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Growth Opportunities Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: 4-17-04

/s/ Paul S. Doherty                          /s/ David W.C. Putnam
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Paul S. Doherty, as Trustee                  David W.C. Putnam, as Trustee

/s/ J. Michael Earley                        /s/ Blaine E. Rieke
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J. Michael Earley, as Trustee                Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                    /s/ John G. Turner
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R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee

/s/ Walter H. May                            /s/ Roger B. Vincent
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Walter H. May, as Trustee                    Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                      /s/ Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee              Richard A. Wedemeyer, as Trustee